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                                                                  Exhibit (m)(3)

                   RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT
                                 (SERVICE CLASS)


                                 IBJ FUNDS TRUST


                                                  January 28,2000


Provident Distributors, Inc.
Four Falls Corporate Center
West Conshohocken, PA 19428

Dear Sirs or Madams:

     This will confirm the agreement between IBJ Funds Trust (the "Trust") and Provident Distributors, Inc.(the "Distributor") as follows:

     1. DEFINITIONS. (a) The Trust is an open-end management investmentcompany organized under the laws of the State of Delaware. The Trust is registered under the Investment Company Act of 1940, as amended (the "Act"). TheTrust's shares of beneficial interest may be classified into series in which each series represents the entire undivided interests of a separate portfolio ofassets. Each series may be divided into multiple classes. For all purposes of this Agreement and Plan, a "Fund" shall mean a separate portfolio of assets of the Trust which has entered into a Rule 12b-1 Distribution Plan and AgreementSupplement, and a "Series" shall mean the series of shares of beneficial interest representing undivided interests in a Fund. All references herein tothis Agreement and Plan shall be deemed to be references to this Agreement andPlan as it may from time to time be supplemented by Rule 12b- 1 DistributionPlan and Agreement Supplements. (b) As permitted by Rule 12b-1 (the "Rule") under the Act, the Trust hasadopted a Distribution Plan and Agreement (the "Plan") for the Service Class ofShares of each Fund pursuant to which the Trust may make certain payments to theDistributor for direct and indirect expenses incurred in connection with thedistribution of shares of the Funds. The Trust's Board of Trustees hasdetermined that there is a reasonable likelihood that the Plan, ifimplemented, will benefit each Fund and its shareholders.

     2. ADOPTION OF PLAN. The Trust hereby adopts this Plan, and the parties hereto enter into this Plan, on the terms and conditions specified herein.

     3. DISTRIBUTION-RELATED FEE.
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          (a) For Service Class shares, the Trust shall pay the Distributoron the first business day of each month in such an amount as the Distributor may have requested for distribution activities, provided that each suchpayment shall not exceed an annual rate of 0.25% of the average daily value of aFund's net assets attributable to its Service Class shares (as determined oneach business day at the time set forth in the Trust's currently effectiveprospectus for determining net asset value per share) during the preceding monthin which the Plan is implemented.

         (b) For purposes of calculating the maximum of each such monthlyfee, the value of a Fund's net assets shall be computed in the mannerspecified in the Trust's Declaration of Trust, and in the Trust's Prospectus orProspectuses, as the same may be amended from time to time. All expensesincurred by the Trust hereunder shall be charged against the relevant Fund'sassets. For purposes of this Plan, a "business day" is any day the New York Stock Exchange is open for trading.

     4. PURPOSES OF PAYMENTS.

         (a) The Distributor must use all amounts received under the Plan for
(i)advertising by radio, television, newspapers, magazines, brochures, salesliterature, direct mail or any other form of advertising, (ii) expenses of salesemployees or agents of the Distributor, including salary, commissions,travel and related expenses, (iii) payments to broker-dealers and financialinstitutions in connection with the distribution of shares, including paymentsin amounts based on the average daily value of Fund shares owned by shareholdersin respect of which the broker-dealer or institution has a distributingrelationship, (iv) costs of printing prospectuses, statements of additionalinformation and other materials to be given or sent to prospective investors,(v) such other similar services as the Board of Trustees determines to bereasonably calculated to result in the sale of shares of the Funds, (vi)costs of shareholder servicing and administrative services support which maybe incurred by broker-dealers, banks or other financial institutions, and (vii) other direct and indirect distribution-related activities, including theprovision of services with respect to maintaining the assets of the Funds.

         (b) The services rendered by the Distributor hereunder are in addition to the distribution and administrative services reasonably necessary for theoperation of the Trust and the Fund pursuant to the AdministrativeServices Agreement between the Trust and First Data Investor Services Group,Inc. and the Distribution Contract between the Trust and the Distributor, other than those services which are to be provided by the investment adviserpursuant to the Master Investment Advisory Agreement between the Trust and IBJ Schroder Bank & Trust Company.

     5. RELATED AGREEMENTS. All other agreements relating to the implementation of this Plan (the "related agreements") shall be in writing, and such related agreements shall be subject to termination, without penalty, on not more than sixty days' written notice to any other party to the agreement, in accordance with the provisions of clauses (a) and (b) of paragraph 9 hereof.
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     6. APPROVALS BY TRUSTEES AND SHAREHOLDERS. This Plan shall become effective upon approval by (a) a majority of the Board of Trustees of the Trust for each Fund, including a majority of the Trustees who are not "interestedpersons" (as defined in the Act) of the Trust and who have no direct or indirectfinancial interest in the operation of the Plan or in any related agreements(the "Plan Trustees"), pursuant to a vote cast in person at a meeting called forthe purpose of voting on the Plan, and (b) the holders of a majority of theoutstanding securities of a Fund (as defined in the Act). Related agreementsshall be subject to approval by the Trustees in the manner provided in clause(a) of the preceding sentence.

     7. DURATION AND ANNUAL APPROVAL BY TRUSTEES. This Plan and any related agreements shall continue in effect for a period of more than one year from thedate of their adoption or execution, provided such continuances are approvedannually by a majority of the Board of Trustees, including a majority of thePlan Trustees, pursuant to a vote east in person at a meeting called for the purpose of voting on the continuance of this Plan or any related agreement.

     8. AMENDMENTS. This Plan may be amended at any time with the approval of a majority of the Board of Trustees, provided that (a) any material amendment ofthis Plan must be approved by the Trustees in accordance with procedures setforth in paragraph 7 hereof, and (b) any amendment to increase materially theamount to be expended by a particular Fund pursuant to this Plan must also beapproved by the vote of the holders of a "majority of the outstanding votingsecurities" of the Fund (as defined in the Act), provided that no approval shallbe required in respect of a Rule 12b-1 Distribution Plan and Agreement Supplement entered into to add a Fund to those covered by this Plan (or to amendor terminate such supplement) by the holders of the outstanding voting securities of any Series other than that of such Fund.

     9. TERMINATION. This Plan may be terminated at any time, without the payment of any penalty, by (a) the vote of a majority of the Plan Trustees or(b) the vote of the holders of a "majority of the outstanding voting securities"of a Fund (as defined in the Act). If this Plan is terminated with respect toany Fund, it shall nonetheless remain in effect with respect to any remaining Funds.

     10. SELECTION AND NOMINATION OF TRUSTEES. While this Plan is in effect, the selection and nomination of the Trustees who are not "interested persons" ofthe Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not "interested persons" of the Trust.

     11. EFFECT OF ASSIGNMENT. To the extent that this Plan constitutes a plan of distribution adopted pursuant to the Rule, it shall remain in effect as such so as to authorize the use of the Fund's assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an assignment (as defined in the Act). To the extent this Plan concurrently constitutes an agreement relating to implementation of the plan of distribution, it shall terminate automatically in the event of its assignment, and the Trust may continue to make payments pursuant to this Plan only (a) upon the approval of the Board of Trustees in
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accordance with the procedures set forth in paragraph 7hereof, and (b) if the obligations of the Distributor under this Plan are to be performed by any organization other than the Distributor, upon suchorganization's adoption and assumption in writing of all provisions of this Plan as party hereto.

     12. QUARTERLY REPORTS TO TRUSTEES. The Distributor shall prepare and furnish to the Board of Trustees, at least quarterly, a written report setting forth all amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made. The written report shall include a detailed description of the continuing services provided by broker-dealers and other financial intermediaries pursuant to paragraph 4 of this Plan.

     13. PRESERVATION OF RECORDS. The Trust shall preserve copies of this Plan, any related agreements and any reports made pursuant to this Plan for aperiod of not less than six years from the date of this Plan or any such relatedagreement or report. For the first two years, copies of such documents shall be preserved in an easily accessible place.

     14. LIMITATIONS ON LIABILITY OF DISTRIBUTOR. The Distributor shall give the Trust the benefit of the Sponsor's best judgment and efforts in rendering services under this Plan. As an inducement to the Distributor's undertaking to render these services, the Trust agrees that the Distributor shall not be liableunder this Plan for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Plan shall be deemed to protect or purport to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise besubject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Distributor's duties under this Plan or by reason of the Distributor's reckless disregard of its obligations and duties hereunder.

     15. OTHER DISTRIBUTION-RELATED EXPENDITURES. Nothing in this Plan shall operate or be construed to limit the extent to which the Distributor or any other person other than the Trust may incur costs and pay expenses associated with the distribution of Fund shares.

     16. MISCELLANEOUS. The Trust's Certificate of Trust, dated as of August 25, 1994, as amended, is on file with the Secretary of State of the State of Delaware. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

         IN WITNESS WHEREOF, each of the parties has caused this nstrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

Very truly yours,
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 IBJ  FUNDS TRUST


By:___________________________
   Title:


PROVIDENT DISTRIBUTORS, INC.


By:___________________________
   Title:
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                          IBJ BLENDED TOTAL RETURN FUND

                           A Series of IBJ Funds Trust

                                                                January 28, 2000


Provident Distributors, Inc.
Four Falls Corporate Center
West Conshohocken, PA 19428


     Rule 12b-1 Distribution Plan and Agreement Supplement

Dear Sirs or Madams:

         This will confirm the agreement between IBJ Funds Trust (the "Trust") and Provident Distributors, Inc. (the "Distributor") as follows:

         IBJ Blended Total Return Fund, IBJ Core Equity Fund and IBJ Core Fixed Income Fund (each a "Fund" and collectively, "the Funds") are each a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated January 28, 2000 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

     The Trust agrees with the Sponsor as follows:

     21. Adoption of Master Agreement. The Master Agreement is hereby adopted for the Funds. Each Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

     22. Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of the Service Class of each Fund.
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     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

 IBJ  FUNDS TRUST


By:_________________________
   Title:


The foregoing Plan and Agreement is hereby agreed to as of the date hereof:

PROVIDENT DISTRIBUTORS, INC.


By:________________________
   Title:
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                              IBJ CORE EQUITY FUND

                           A Series of IBJ Funds Trust

                                                                January 28, 2000


Provident Distributors, Inc.
Four Falls Corporate Center
West Conshohocken, PA 19428


     Rule 12b-1 Distribution Plan and Agreement Supplement

Dear Sirs or Madams:

         This will confirm the agreement between IBJ Funds Trust (the "Trust") and Provident Distributors, Inc. (the "Distributor") as follows:

         IBJ Blended Total Return Fund, IBJ Core Equity Fund and IBJ Core Fixed Income Fund (each a "Fund" and collectively, "the Funds") are each a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated January 28, 2000 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

     The Trust agrees with the Sponsor as follows:

     21. Adoption of Master Agreement. The Master Agreement is hereby adopted for the Funds. Each Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

     22. Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of the Service Class of each Fund.
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     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

IBJ  FUNDS TRUST


By:_________________________
  Title:


The foregoing Plan and Agreement is hereby agreed to as of the date hereof:

PROVIDENT DISTRIBUTORS, INC.


By:________________________
  Title:
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                           IBJ CORE FIXED INCOME FUND
                                 (Service Class)

                           A Series of IBJ Funds Trust

                                                                January 28, 2000


Provident Distributors, Inc.
Four Falls Corporate Center
West Conshohocken, PA 19428


     Rule 12b-1 Distribution Plan and Agreement Supplement

Dear Sirs or Madams:

         This will confirm the agreement between IBJ Funds Trust (the "Trust") and Provident Distributors, Inc. (the "Distributor") as follows:

         IBJ Blended Total Return Fund, IBJ Core Equity Fund and IBJ Core Fixed Income Fund (each a "Fund" and collectively, "the Funds") are each a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated January 28, 2000 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

     The Trust agrees with the Sponsor as follows:

     21. Adoption of Master Agreement. The Master Agreement is hereby adopted for the Funds. Each Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

     22. Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net
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assets of the Service Class of each Fund.

     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

 IBJ  FUNDS TRUST


By:_________________________
  Title:


The foregoing Plan and Agreement is hereby agreed to as of the date hereof:

PROVIDENT DISTRIBUTORS, INC.


By:________________________
  Title: